EXHIBIT 10.27
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                                                                50 Lakeview Pkwy., Ste. 111
                                                                Vernon Hills, IL 60061
                                                                847-573-8025, Ext. 240
                                                                847-573-8030 (FAX)
                                                                hoffing@appns.com

Ellen R. Hoffing
President & CEO

January 25, 2007

Mr. Bruce Barron

Re:	Applied NeuroSolutions, Inc.

Dear Mr. Barron:

On behalf of Applied NeuroSolutions, Inc. (the “Company”), I am confirming the understanding between you and the Company regarding certain payments made to you in connection with your Employment Agreement, dated January 1, 2005, prior to and after your resignation as Chairman of the Board of Directors of the Company on June 26, 2006. The Company acknowledges that in June 2006, the Company reduced its monthly payment to you to $2,479.74 (“Monthly Payment”). The Company has since made 6 Monthly Payments, which amount represented your contribution for (i) coverage of you and your family under the Company’s group health insurance plan and (ii) your monthly contribution to the Company’s 401(k) plan (the Monthly Payment was grossed up to cover the employment taxes required to be withheld). You hereby acknowledge and agree that the Monthly Payment and benefits ceased on January 1, 2007. In the event that the Company secures additional funding of at least $2.0 million during its 2007 fiscal year, the Company will pay you six (6) Monthly Payments, for a total of $14,878.44 in additional Monthly Payments. Further we understand based on your increasing external business commitments you have decided not to seek re-election to the Applied NeuroSolutions, Inc. Board of Directors at the next annual meeting. It is also agreed that immediately after the Company’s next annual meeting of stockholders, all of your incentive stock options will be converted to non-qualified stock options, with all other provisions remaining the same (including exercise price, vesting and term of the option).

Very truly yours,

APPLIED NEUROSOLUTIONS, INC.

By: /s/ Ellen Hoffing
Ellen R. Hoffing
President and CEO

Acknowledged and agreed:

/s/Bruce N. Barron
Bruce N. Barron